Exhibit 99.2

Joint Filing Agreement, dated December 27, 2024

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows that such information is inaccurate.

Dated: December 27, 2024

JANA PARTNERS MANAGEMENT, LP

Signature:	/s/ Jennifer Fanjiang
Name/Title:	Jennifer Fanjiang, Partner, Chief Legal Officer and Chief Compliance Officer
Date:	12/27/2024

BRADLEY ALFORD

Signature:	/s/ Bradley Alford
Name/Title:	Bradley Alford, Individually
Date:	12/27/2024

JEFFERY DELAPP

Signature:	/s/ Jeffery DeLapp
Name/Title:	Jeffery DeLapp, Individually
Date:	12/27/2024

DIANE DIETZ

Signature:	/s/ Diane Dietz
Name/Title:	Diane Dietz, Individually
Date:	12/27/2024

JOHN P. GAINOR JR.

Signature:	/s/ John P. Gainor Jr.
Name/Title:	John P. Gainor Jr., Individually
Date:	12/27/2024

TIMOTHY R. MCLEVISH

Signature:	/s/ Timothy R. McLevish
Name/Title:	Timothy R. McLevish, Individually
Date:	12/27/2024

JOSEPH E. SCALZO

Signature:	/s/ Joseph E. Scalzo
Name/Title:	Joseph E. Scalzo, Individually
Date:	12/27/2024